Exhibit 99.1

Brownie’s Marine Group’s BLU3, Inc. Collaborates with Pure Florida

Pompano Beach, FL, August 23, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that their subsidiary, BLU3, Inc. has partnered with Pure Florida for a week-long social media giveaway on Instagram.

Since the giveaway was announced, the @diveblu3 Instagram page has accumulated over 600 new followers. The account has reached 6,766 followers and is continuing to grow more by the minute. @pureflorida Instagram page has a following of 330,000, which is also continuing to grow because of the collaboration.

“We are excited to collaborate with Pure Florida and give one lucky person a free Nemo diving system. In doing so, we hope to expand the BLU3 and Pure Florida brands across Instagram, while giving the gift of adventure,” says Blake Carmichael, CEO of BLU3, Inc.

Blake added “We hope that the giveaway will also drive traffic to our website and provide exposure for the entire BLU3 product line. Pure Florida already has an established Instagram presence and so far, the giveaway is performing tremendously well. We look forward to seeing the benefits it brings to both brands.”

“Teaming up with local, ocean-minded brands that represent a similar mission is the best way to enhance brand awareness and social presence, in the end, it’s a win-win for both. It helps to get the conversation started, while increasing engagement and impressions.” says Jonathon Dykert, content creator of Pure Florida. He added “We have loved working with @diveblu3 on such an epic giveaway to help one lucky winner discover some of the unseen Florida beauty under the water. Looking forward to this and any other collaborations we could work on together in the future.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

About Pure Florida

@PureFlorida is an Instagram page for all things Florida. We showcase the beautiful things to see, the incredible places to explore and the amazing things to do throughout Florida. Pure Florida works with and supports companies and non-profits throughout the state and promotes all things Florida.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com